UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2020

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, the Board of Directors of Spectrum Global Solutions, Inc. (the “Company”) appointed Brynjar N. Meling as a director of the Company, effective immediately. Mr. Meling is one of Norway’s most respected and well-known legal experts. He is the Chairman and owner of the Meling AS law firm in Norway, with offices in Stavanger and Oslo. Mr. Meling previously served as a board member of Company’s WaveTech GmbH subsidiary. Mr. Meling received his law degree from the University of Oslo in 1994.

There are no family relationships between Mr. Meling and any director or other executive officer of the Company nor are there any transactions between Mr. Meling or any member of their immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Meling and any other persons or entities pursuant to which Mr. Meling was appointed as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2020

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

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